Securities and Exchange Commission
                              Washington, D.C 20549



                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15 (d) of Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 11, 1997


                           VERMONT PURE HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


             Delaware                                      1-11254


 (State or other jurisdiction
        of incorporation)                          (Commission File No.)


         Route 66, P.O. Box C
       Catamount Industrial Park
            Randolph, Vermont                                05060


  (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (802) 728-3600






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Item 2.  Acquisition or Disposition of Assets

On August 27, 1997 Vermont Pure Springs, Inc., a Delaware corporation ("Vermont Pure"), a wholly owned subsidiary of Vermont Pure Holdings, Ltd., a Delaware corporation ("Holdings"), consummated the purchase of 100% of the stock of Excelsior Springs Water Company, Inc., a New York corporation ("Excelsior"). The purchase was accomplished through the execution of agreements with the stock and note holders of Excelsior. Excelsior, based in Saratoga, New York, is principally engaged in the bottling, sale, and distribution of spring water in five and three gallon bottles, the rental of water coolers and coffee dispensers, and the sale of coffee supplies for home and commercial customers. Excelsior's primary market is the Albany region of New York but it also distributes in southern Vermont and western Massachusetts.

Under the terms of the various agreements Vermont Pure paid cash totaling $1,766,000, gave notes in an aggregate principal amount of $533,000, and issued in a private placement 363,014 of Holdings common shares to stockholders and creditors of Excelsior. Vermont Pure also entered into a consulting agreement which provides $60,000 in cash over three years and 52,603 of Holdings unregistered common shares with Excelsior's principal shareholder. The notes have a term of five years and the consulting agreement includes a covenant not to compete with Vermont Pure over the next five years. All shares issued in conjunction with the acquisition were recorded at the market price on the date of the transaction which was $2.28 per share.

In connection with the cash portion of the purchase price, Vermont Pure and Holdings borrowed $1,750,000 from the Chittenden Bank under the terms of its acquisition loan agreement. The loan is to be repaid in equal installments over four years based on a ten year amortization with the principal balance due at the end of four years. The interest rate of the note is the prime rate plus .5% which presently equals 9%. The loan is secured by a pledge of all the assets acquired from Excelsior pursuant to the purchase in addition to the inventory, receivables, and intangible assets of Vermont Pure and Holdings which have also been pledged as part of their line of credit agreement with the Chittenden Bank.

Strategically, this acquisition serves to geographically link Vermont Pure's similar distribution system in the Syracuse, Rochester, and Buffalo areas of New York with the Company's New England market. The management of Vermont Pure feels that by integrating this business into its other home and commercial operations they will further be able to leverage operating efficiencies in order to increase profits and reduce the sales seasonality of the Company as a whole, though no assurance can be given that this will be successful.











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Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements

                  No financial statements have been filed herein. Audited statements for the prior fiscal year were unavailable for Excelsior as of the filing date. Financial statements will be filed in an amended 8K within 60 days of the date of this filing.

         (b)      Pro Forma Financial Information

                  No pro forma financial information has been filed herein. Pro forma financial information will be filed in an amended 8K within 60 days of the date of this filing.

         (c)      The following documents are filed herein as exhibits:

                  10.1 Stock Purchase Agreement Between Vermont Pure and David Eger dated August 27, 1997

                  10.2 Promissory Note from Vermont Pure to David Eger in the principal amount $503,000

                  10.3 Form of Note Purchase Agreement Between Vermont Pure and the scheduled note holders dated August 27, 1997

                  10.4 Form of Agreement Between Vermont Pure and scheduled stockholders dated August 27, 1997

                  10.5 Promissory note from Vermont Pure Springs and Vermont Pure Holdings to Chittenden bank dated August 22, 1997 regarding an acquisition line of credit for Excelsior Springs Water Co.

                  10.6 Commercial Security Agreement between Vermont Pure Springs and Vermont Pure Holdings and Chittenden Bank dated August 22, 1997 concerning the acquisition of Excelsior Springs Water Co.

                  10.7 Schedule of Stock and Note Purchase Agreement Information dated August 27, 1997






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                                  EXHIBIT INDEX


         Exhibit #                                            Description

         10.1 Stock Purchase Agreement Between Vermont Pure and David Eger dated August 27, 1997

         10.2 Promissory Note of Vermont Pure to David Eger in the principal amount $503,000

         10.3 Form of Note Purchase Agreement Between Vermont Pure and scheduled note holders dated August 27, 1997

         10.4 Form of Stock Purchase Agreement Between Vermont Pure and scheduled stockholders dated August 27, 1997

         10.5 Promissory note from Vermont Pure Springs and Vermont Pure Holdings to Chittenden bank dated August 22, 1997 regarding an acquisition line of credit for Excelsior Springs Water Co.

         10.6 Commercial Security Agreement between Vermont Pure Springs and Vermont Pure Holdings and Chittenden Bank dated August 22, 1997 concerning the acquisition of Excelsior Springs Water Co.

         10.7 Schedule of Stock and Note Purchase Agreement Information dated August 27, 1997